Exhibit 99.1

      BAKER REPORTS REVENUE AND EPS GAINS FOR FOURTH QUARTER AND YEAR 2004

    PITTSBURGH, March 8 /PRNewswire-FirstCall/ -- Michael Baker Corporation (Amex: BKR) today reported substantial increases in total contract revenues and earnings per share for both the fourth quarter and full year of 2004 compared to the same period in 2003.

    (Logo: http://www.newscom.com/cgi-bin/prnh/20020605/BAKERLOGO )
    For the full year, the company achieved net income of $12.3 million, or $1.44 per diluted common share, on total contract revenues of $551 million, compared with net income of $2.1 million, or $0.25 per diluted common share, on total contract revenues of $426 million in 2003. Income from operations in 2004 was $21.4 million, compared to $6.4 million in year 2003. The significant increase in the year-over-year financial results is attributable primarily to strong revenue and operating performances in the Engineering segment, higher utilization rates in the Engineering segment, lower insurance- related costs, and several other favorable, one-time adjustments. A significant portion of Engineering's improvement resulted from the addition of the five-year flood map modernization program management contract with the Federal Emergency Management Agency (FEMA). Work on certain elements of this contract is currently experiencing delays, which is adversely impacting the company's ability to achieve performance-based incentives. The 2003 financial results were adversely impacted by the overall mix of project work and a number of administrative and operating-related costs that were not present in 2004.

    The company's Engineering and Energy business segments' total contract revenues for 2004 were $343.4 million and $207.4 million, respectively, compared with the $250.6 million and $175.4 million reported in 2003. Operating income before corporate overhead allocations in the Engineering segment increased 82 percent compared to the prior year, while operating income before corporate overhead in the Energy business increased 13 percent relative to 2003. The major factor in Engineering's operating income before corporate overhead improvement was the higher labor utilization rates that the segment experienced throughout the year. Energy's operating income improvement was the result of higher Managed Services revenues compared to 2003 and lower insurance and benefit-related costs. Operating income before corporate overhead allocations expressed as a percentage of segment revenues were 9.5 percent for Engineering and 2.9 percent for Energy in 2004, compared to 7.1 percent and 3.0 percent, respectively, in 2003.

    Net interest expense for 2004 was ($0.1 million) compared to net interest expense of ($0.8 million) in 2003. At December 31, 2004 the company had no long-term debt, compared to long-term debt of $13.5 million at December 31, 2003. Net other income in 2004, which includes equity earnings from the company's Stanley Baker Hill joint venture, was $1.5 million, compared to a net other expense of ($0.7 million) in 2003.

    Total backlog for the Engineering and Energy businesses at year-end 2004 was $1.5 billion, compared to $0.7 billion at year-end 2003. The year-over- year increase is attributable primarily to the addition of the FEMA contract, the addition of one offshore Managed Service contract with Anglo-Suisse Offshore Partners, and the addition of several international contracts in the Energy segment during 2004.

    In fourth quarter 2004, the company recorded net income of $2.3 million, or $0.27 per diluted common share, on total contract revenues of $154 million, compared with net income of $0.9 million, or $0.11 per diluted common share, on total contract revenues of $116 million for fourth quarter 2003.

    Commenting on these financial results, President and Chief Executive Officer Donald P. Fusilli, Jr., said: "2004 was an exceptional year for Baker. It provides evidence that our steady commitment to our overall strategy, while still early in its evolution, can produce this level of results, which will become our expectation in the years ahead." He added that, "Baker enters 2005 with a certain degree of caution. Even though we believe a reauthorization of TEA-21 will occur in mid-year, we do not expect that it will have any measurable impact on this year. Moreover, the President's commitment to reduce the budget deficit may put downward pressure on some Federal programs, including the FEMA contract. But," he concluded, "the continuing high commodity price for oil and gas is presenting many new opportunities for Baker in both the domestic and international marketplaces."

    Michael Baker Corporation ( http://www.mbakercorp.com ) provides engineering and energy expertise for public and private sector clients worldwide. The firm's primary services include engineering design for the transportation and civil infrastructure markets, operation and maintenance of oil and gas production facilities, architecture, environmental services, and construction management for building and transportation projects. Baker has more than 4,300 employees in over 40 offices across the United States and internationally.

    (The above information includes certain forward-looking statements concerning future operations and performance of the Company. Forward looking statements are subject to market, operating and economic risks and uncertainties that may cause the Company's actual results in future periods to be materially different from the performance suggested above. Factors that may cause such differences include, among others: increased competition; increased costs; changes in general market conditions; changes in industry trends; changes in the regulatory environment; changes in the Company's relationship and/or contracts with FEMA; changes in anticipated levels of government spending on infrastructure, including TEA-21; changes in loan relationships or sources of financing; changes in management; changes in information systems; and costs to comply with the requirements of the Sarbanes-Oxley Act of 2002. Such forward-looking statements are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.)

FINANCIAL SUMMARY
(Unaudited)

Fourth Quarter Operating Results
--------------------------------
(In thousands, except earnings per share)

                                                       2004           2003
                                                  ------------   ------------
Total contract revenues                           $    154,492   $    115,548
Gross profit                                      $     19,271   $     16,357
Income from operations                            $      3,916   $      2,645
Income before taxes                               $      4,639   $      2,469
Net income                                        $      2,305   $        890
Weighted average shares outstanding:
    Basic                                                8,472          8,320
    Diluted                                              8,658          8,410
Net income per share:
    Basic                                         $       0.27   $       0.11
    Diluted                                       $       0.27   $       0.11
                                                  ============   ============

Twelve Month Operating Results
------------------------------
(In thousands, except earnings per share)

                                                          2004           2003
                                                  ------------   ------------
Total contract revenues                           $    550,751   $    425,983
Gross profit                                      $     86,188   $     61,104
Income from operations                            $     21,428   $      6,361
Income before taxes                               $     22,796   $      4,920
Net income                                        $     12,292   $      2,066
Weighted average shares outstanding:
    Basic                                                8,402          8,324
    Diluted                                              8,554          8,403
Net income per share:
    Basic                                         $       1.46   $       0.25
    Diluted                                       $       1.44   $       0.25
                                                  ============   ============

Segment results
---------------

                                              For the quarter          For the year
                                             ended December 31       ended December 31
                                           ---------------------   ---------------------
 (In millions)                               2004        2003        2004        2003
----------------------------------------   ---------   ---------   ---------   ---------
Engineering
-----------
Revenues                                   $   101.3   $    67.6   $   343.4   $   250.6
Income from operations before
 Corporate overhead                              9.2         6.9        32.5        17.9
Less:  Corporate overhead                       (2.8)       (2.8)      (11.3)      (11.5)
                                           ---------   ---------   ---------   ---------
Income from operations                           6.4         4.1        21.2         6.4
                                           ---------   ---------   ---------   ---------
Energy
------
Revenues                                        53.2        47.9       207.4       175.4
Income from operations before
 Corporate overhead                             (0.9)       (0.1)        6.0         5.3
Less:  Corporate overhead                       (1.2)       (1.0)       (4.7)       (4.0)
                                           ---------   ---------   ---------   ---------
Income from operations                          (2.1)       (1.1)        1.3         1.3
                                           ---------   ---------   ---------   ---------
Non-Core
--------
Revenues                                           -           -           -           -
Income from operations before
 Corporate overhead                                -        (0.2)        0.1         0.1
Less:  Corporate overhead                          -           -           -           -
                                           ---------   ---------   ---------   ---------
Income from operations                             -        (0.2)        0.1         0.1
                                           ---------   ---------   ---------   ---------
Total Reportable Segments
-------------------------
Revenues                                       154.5       115.5       550.8       426.0
Income from operations before
 Corporate overhead                              8.3         6.6        38.6        23.3
Less:  Corporate overhead                       (4.0)       (3.8)      (16.0)      (15.5)
                                           ---------   ---------   ---------   ---------
Income from operations                           4.3         2.8        22.6         7.8
                                           ---------   ---------   ---------   ---------
Other Corporate/Insurance expense               (0.4)       (0.2)       (1.2)       (1.4)
                                           ---------   ---------   ---------   ---------

Total Company - Income from
 operations                                $     3.9   $     2.6   $    21.4   $     6.4
                                           =========   =========   =========   =========

Backlog
-------

(In millions)                               At 12/31/04    At 12/31/03
----------------------------------------   ------------   ------------
 Total                                     $    1,451.7   $      720.7
                                           ============   ============

Condensed Balance Sheet
-----------------------

(In thousands)                              At 12/31/04    At 12/31/03
----------------------------------------   ------------   ------------

ASSETS
Cash and cash equivalents                  $     15,471   $      9,126
Receivables, net                                 79,559         74,940
Unbilled revenues                                71,280         51,620
Prepaid expenses and other                       12,941          9,899
                                           ------------   ------------
    Total current assets                        179,251        145,585

Property, plant and equipment, net               17,879         17,402
Goodwill and other intangible
 assets, net                                      8,947          9,233
Other assets                                      5,667          7,205
                                           ------------   ------------
    Total assets                           $    211,744   $    179,425
                                           ============   ============

LIABILITIES & SHAREHOLDERS'
 INVESTMENT
Accounts payable                           $     48,326   $     28,131
Accrued compensation and insurance               36,458         25,618
Other accrued expenses                           24,629         20,464
Billings in excess of revenues                    9,705         16,611
                                           ------------   ------------
    Total current liabilities                   119,118         90,824

Long-term debt                                        -         13,481
Other liabilities                                 6,094          2,539
                                           ------------   ------------
    Total liabilities                           125,212        106,844
                                           ------------   ------------

Common Stock                                      8,910          8,711
Additional paid-in capital                       40,000         38,298
Retained earnings                                41,769         29,477
Other comprehensive loss                         (1,129)          (912)
Unearned compensation expense                       (65)           (40)
Less - Treasury shares                           (2,953)        (2,953)
                                           ------------   ------------
    Total shareholders' investment               86,532         72,581
                                           ------------   ------------
    Total liabilities &
     shareholders' investment              $    211,744   $    179,425
                                           ============   ============

SOURCE  Michael Baker Corporation
-0-                             03/08/2005
/CONTACT:  David Higie of Michael Baker Corporation, +1-412-269-6449/
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         AP Archive:  http://photoarchive.ap.org
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/Web site:  http://www.mbakercorp.com